EXHIBIT 10.2
July 1, 2001




Mr. Charles W. Stair
[Home Address]


Dear Chuck:

         On behalf of The ServiceMaster Company and its Board of Directors, we are writing to you to set forth the understanding between ServiceMaster and you regarding the terms of ServiceMaster's retention of your services.

         In consideration of the mutual promises and agreements contained in this Agreement, ServiceMaster and you agree, as of July 1, 2001 (the "Effective Date"), as follows:

         1. SERVICES. On and after the Effective Date and until the date you cease service as a director of ServiceMaster, you shall provide consulting services to ServiceMaster and its subsidiaries. Such services shall be related to the management of ServiceMaster and its subsidiaries. Such services shall be furnished in connection with your duties as a director of ServiceMaster and as and when the Board of Directors, Chairman, or President and CEO may reasonably request, subject to your reasonable availability and giving due consideration to your other responsibilities.

         2. COMPENSATION FOR SERVICES. In consideration of your providing the services described in paragraph 1, ServiceMaster shall compensate you at the same level and in the same manner as ServiceMaster compensates individuals for service as non-employee directors of ServiceMaster, commencing on the Effective Date and ending on the date services pursuant to paragraph 1 cease or the parties agree to terminate this Agreement.

         3. REIMBURSEMENT OF EXPENSES. ServiceMaster shall reimburse you for all unreimbursed expenses properly incurred by you in the course of the performance of your duties pursuant to this Agreement.

         4. FEDERAL AND STATE DEDUCTIONS. ServiceMaster shall deduct from the amounts payable by ServiceMaster pursuant to paragraph 2, the amount of all required federal and state withholding deductions.

         5.   INSURANCE BENEFITS.

         (a) Group Health, Dental, Life, Accidental Death and Dismemberment, Short-Term Disability and Long-Term Disability Insurance. On and after the Effective Date and until the later of the date of your death or Patricia Stair's death, ServiceMaster shall



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provide to you and your dependents group health,  dental, life, accidental death and dismemberment, short-term disability and long-term disability insurance on the same terms as such insurance is provided to active executive officers of ServiceMaster and their dependents.

         (b) Compensation Plans. On and after the Effective Date, you shall be eligible to participate in ServiceMaster's Employee Share Purchase Plan, Profit Sharing and Retirement Plan and other ServiceMaster plans in accordance with the terms of those plans.

         6. OFFICE SPACE. On and after the Effective Date, as long as you are providing the services pursuant to paragraph 1, and until the date you cease service as a director of ServiceMaster, ServiceMaster shall provide to you office space of size and character, and furnished in a manner, comparable to the office space provided to you immediately prior to the Effective Date. Such office space shall be located at the principal executive office of ServiceMaster located in Downers Grove, Illinois.

         7. OTHER BENEFITS.

         (a) Automobile. On the Effective Date, you shall have the option to purchase your Company automobile in accordance with terms offered to other executives under ServiceMaster's Executive Company Vehicle Policy. Should you choose not to purchase the vehicle, the vehicle should be turned in at ServiceMaster's Downers Grove headquarters.

         (b) Club Membership. On the Effective Date, ServiceMaster shall cease to pay, or reimburse you for, the fees and annual dues of any club membership.

         8. STOCK OPTIONS. As of the Effective Date, options to purchase ServiceMaster common stock held by you shall continue in accordance with its terms. Your outstanding options to purchase ServiceMaster common stock are as follows:

                    No. of Options
  Grant Date    Outstanding at 5/21/01    Exercise Price     Expiration Date
  ----------    ----------------------    --------------     ---------------
   1/29/99              25,000               $18.0750            1/28/09
   4/27/01              15,000               $10.0200            4/26/08

         9. NON-COMPETITION COVENANT. (a) On and after the Effective Date and until the date you cease service as a director of ServiceMaster (the "Non-Competition Period"), you shall not in any manner, directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor, partner or otherwise), in any geographic area in which ServiceMaster or any subsidiary of ServiceMaster is then conducting business, own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the business conducted by ServiceMaster or any subsidiary of ServiceMaster.


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         (b) You further agree that during the  Noncompetition  Period you shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of ServiceMaster or any subsidiary of ServiceMaster to terminate or abandon his or her employment for any purpose whatsoever, or (ii) in connection with any business to which paragraph 9(a) applies, call on, service, solicit or otherwise do business with any current or prospective customer of ServiceMaster or any subsidiary of ServiceMaster.

         (c) Nothing in this paragraph 9 shall prohibit you from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as you have no active participation in the business of such corporation.

         (d) If, at any time of enforcement of this paragraph 9, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

         10. CONFIDENTIALITY. You shall not, at any time, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of ServiceMaster or any subsidiary of ServiceMaster or (ii) other technical, business, proprietary or financial information of ServiceMaster or any subsidiary of ServiceMaster not available to the public generally or to the competitors of ServiceMaster or any subsidiary of ServiceMaster
("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of you or (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency.

         11. DEFENSE OF CLAIMS. You shall cooperate with ServiceMaster in the defense of any claims that may be made against ServiceMaster, to the extent that such claims may relate to services performed by you for ServiceMaster or its subsidiaries. ServiceMaster shall reimburse you for all reasonable expenses in connection therewith, including travel expenses.

         12. REMEDIES. You acknowledge that ServiceMaster would be irreparably injured by a violation of paragraph 9 or paragraph 10 of this Agreement, and you agree that ServiceMaster shall be entitled to an injunction restraining you from any actual or threatened breach of paragraph 9 or paragraph 10 of this Agreement or to any other appropriate equitable remedy without any bond or other security being required. If you shall be the prevailing party in case of any dispute or disagreement arising out of or connected with any provision of this Agreement, you shall be entitled to recover your reasonable attorneys' and all reasonable expenses incurred in connection with any related proceeding (whether in court or occurring pursuant to arbitration) including, without


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limitation,  any and all charges  which may be made for the cost of  arbitration and the fees of any arbitrators, together with interest at the statutory rate from the date on which such obligation shall have arisen.

         13. NO OTHER COMPENSATION. You agree that all compensation and other benefits payable by ServiceMaster under this Agreement shall be in lieu of any and all compensation otherwise payable to you for service on and after the Effective Date as a Corporate Officer or other employee of ServiceMaster. Notwithstanding the foregoing, this paragraph 13 shall not affect any amounts payable to you or your estate on or after the Effective Date pursuant to the exercise of any option or under the terms of ServiceMaster's 401(k) and Deferred Compensation Plans, Long-Term Performance Award Plan, your Salary Continuation Agreement dated December 30, 1977 ("Salary Continuation Agreement") or any similar plan providing for the payment of deferred compensation.

         14. SALARY CONTINUATION AGREEMENT. Pursuant to paragraph 1 of your Salary Continuation Agreement, ServiceMaster shall pay you $500.00 per month commencing on July 1, 2001, for a period of 180 consecutive months. In the event of your death, payments will continue to your designated beneficiary, Patricia Stair or her estate, until the expiration of the 180 month period.

         15. ARBITRATION. Except as provided in paragraph 12 of this Agreement, any dispute or controversy between ServiceMaster and you, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Downers Grove, Illinois, administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of ServiceMaster and you. ServiceMaster and you acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

         16. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by ServiceMaster and its successors and assigns and by you and by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This
Agreement   shall  not  be  terminated  by  any


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merger or consolidation of ServiceMaster  whereby ServiceMaster is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of ServiceMaster. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

         17. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, postage prepaid, addressed (1) if to you, to Charles Stair, [home address], and if to ServiceMaster, to The ServiceMaster Company, One ServiceMaster Way, Downers Grove, IL 60515, attention General Counsel, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         18. GOVERNING LAW; VALIDITY. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

         19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         20. MODIFICATION OR WAIVER. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by you and by the Chairman, President and CEO, or any Executive Vice President or Senior Vice President of ServiceMaster. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by you or ServiceMaster to insist upon strict compliance with any provision of this Agreement or to assert any right which you or ServiceMaster may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         21. ENTIRE AGREEMENT. Except as otherwise specified herein, this Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

         22. NONALIENATION. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance,

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charge,  garnishment,  execution  or  levy  of any  kind,  either  voluntary  or involuntary, prior to actually being received by you, your estate or a beneficiary, as applicable, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

         23. TERMINATION. This Agreement may not be terminated except pursuant to a writing signed by ServiceMaster and you.



         If you are in agreement with this letter, please sign each of the two copies and return one copy to my attention.

Very truly yours,

THE SERVICEMASTER COMPANY


By: /s/ C. WILLIAM POLLARD
    ----------------------
       C. William Pollard
       Chairman


CONFIRMED AND AGREED TO:


By:  /s/ CHARLES W. STAIR
     --------------------
       Charles W. Stair



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                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             Date: August 14, 2001


                            THE SERVICEMASTER COMPANY
                                  (Registrant)

                            By: /s/Steven C. Preston
               ---------------------------------------------------

                                Steven C. Preston
              Executive Vice President and Chief Financial Officer